SITE DEVELOPMENT AGREEMENT

     THIS SITE DEVELOPMENT AGREEMENT ("Agreement") is dated as of November 30, 1999 ("Effective Date") and is made and entered into by and between Calpine Corporation, a Delaware corporation ("Calpine"), with its principal offices at 50 West San Fernando Street, San Jose, CA 95113, and Adair International Oil and Gas, Inc., a Texas corporation ("Adair") with its principal offices at 3000 Richmond Avenue, Houston, TX 77098. Calpine and Adair are sometimes referred to herein individually as a "Party" and collectively as the "Parties"~

     1.    Recitals. This Agreement  is  made  with  reference to the following:
           --------

          1.1. Calpine and Adair are parties to a letter agreement dated May 5, 1999 ("Letter Agreement") wherein they agreed to jointly perform feasibility studies to review and evaluate the potential development by Calpine or an Affiliate of two 500 MW (nominal) combined cycle generation projects (collectively, the "Projects", individually, a "Project") on sites in California and New Mexico.

          1.2. One of the Projects ("Mecca Power Project") would be located in Mecca, California on land ("Mecca Project Site") owned by the Torres-Martinez Desert Cahuilla Indians ("Owners"). Based upon their initial evaluation of the Mecca Project Site, the Parties believe that it may be feasible for Calpine or an Affiliate to construct and operate a merchant power plant thereon, and they desire to further examine the eligibility of the proposed Mecca Project Site for development.

          1.3. Pursuant to the Letter Agreement, the Parties agreed to enter into a development agreement for the purposes of further implementing a Project site that they agree is feasible for development by Calpine or an Affiliate, and they desire and intend hereby to enter into such an agreement regarding the proposed Mecca Project Site.

          1.4. In connection with their initial evaluation of the Mecca Project Site, the Parties entered into an agreement ("Initial Owner Agreement") with the Owners dated, July 8, 1999, which, among other things, grants to the Parties (i) certain rights of entry on the Mecca Project Site to conduct due diligence and feasibility investigations, (ii) a period of one (1) year of exclusive negotiations with the Owners for an option to lease the Mecca Project Site, and
(iii) access to certain documents of the Owners pertaining to the Mecca Project site, its prior use and operation, and its present physical condition.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

     2.    Definitions. Capitalized terms  used in this Agreement shall have the
           -----------
following  meanings  unless  the  context  clearly  requires  otherwise:

     "Adair"  means  Adair International Oil and Gas, Inc., a Texas corporation.

     "ADAIR NOTICE  OF  TERMINATION:  has  the  meaning  given  in  Section  12.

     "AFFILIATE" means, with respect to any Party, any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of the foregoing "control," "controlled by" and "under common control with," with respect to any Party shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "AGREEMENT" means this Site Development Agreement, including all Exhibits attached hereto.

     "CALPINE"  means  Calpine  Corporation,  a  Delaware  corporation.

     "CALPINE" Notice  of  Termination"  has  the  meaning  given in SECTION 11.

     "COMMERCIAL OPERATION" means the Project has passed its performance testing as described in the definitive construction agreements and the Project is able to operate and produce electrical energy for commercial sale in accordance with prudent utility practices as are commonly used for gas fired projects of the type and size similar to the Project and applicable laws.

     "COMMERCIAL OPERATION DATE" means the date in which the Project commences Commercial Operation.

     "COMMUNITY  DEVELOPMENT AGREEMENT(S)" has the meaning given in SECTION 4.5.

     "DEFINITIVE OWNER AGREEMENTS" means collectively the Lease Option, the Tero Agreement, the Sales Tax Agreement, the Franchise Tax Agreement, and the Community Development Agreement(s).

     "DEVELOPMENT  FEE"  has  the  meaning  given  in  SECTION  6.

     "DEVELOPMENT PERIOD" is a two year period beginning at signing of this agreement.

     "EFFECTIVE DATE" mean the effective date of this Agreement, as set forth in the Preamble to this Agreement.

     "FINANCIAL CLOSING" means, with respect to the Mecca Power Project, the date when construction financing for the Mecca Power Project is fully committed and first available for draw down pursuant to financing arrangements entered into between Calpine or an Affiliate and one or more project lenders.

     "FRANCHISE  FEE  AGREEMENT"  has  the  meaning  given  in  SECTION  4.4.

     "INITIAL  OWNER  AGREEMENT"  has  the  meaning  given  in  SECTION  1.4.

     "LEASE" has the meaning given in SECTION 4.1.

     "LEASE  OPTION"  has  the  meaning  given  in  SECTION  4.1.

     "LETTER  AGREEMENT"  has  the  meaning  given  in  SECTION  1.1.

     "MECCA  POWER  PROJECT"  has  the  meaning  given  in  SECTION  1.2.

     "MECCA  PROJECT  SITE"  has  the  meaning  given  in  SECTION  1.2.

     "Notice  of  Termination"  has  the  meaning  given  in  SECTION  11.

     "Notice  of  Withdrawal"  has  the  meaning  given  in  SECTION  12.

     "OWNERS"  has  the  meaning  given  in  SECTION  1.2.

     "PARTY OR PARTIES" has the meaning given in the Preamble of this Agreement.

     "POWER PURCHASE AGREEMENT" has the meaning given in SECTION 8 of this Agreement.

     "PROJECT  OR  PROJECTS"  has  the  meaning  given  in  SECTION  1.1.

     "SALES  TAX  AGREEMENT"  has  the  meaning  given  in  SECTION  4.3.

     "Site  Development"  has  the  meaning  given  in  Section  4.

     "TERM"  has  the  meaning  given  in  SECTION  3.

     "TERMINATION  DATE"  has  the  meaning  given  in  SECTION  3.

     "TERO  AGREEMENT"  has  the  meaning  given  in  SECTION  4.2.

     3.  Term.  The  term  of  this  Agreement  ("Term")  shall  commence on the
         ----
Effective Date defined in the Preamble hereto and shall terminate ("Termination Date") on the earlier of (i) ten (10) days after Calpine has given a Calpine
Notice of Termination pursuant to Section 11 of this Agreement, (ii) ten (10) days after Adair has given an Adair Notice of Termination pursuant TO SECTION 12 of this Agreement, or (iii) the date on which all of the obligations of the Parties pursuant to this Agreement have been performed, discharged or released.

     4.  Site  Development.  Commencing  on  the  Effective  Date and continuing
         -----------------
throughout the Term of this Agreement, Calpine shall pursue the Site Development for the Mecca Project Site. Throughout the Term of this Agreement, Adair shall cooperate with and assist Calpine with Site Development for the Mecca Power Project. "Site Development" shall mean and include, but is not limited to, the following:

          4.1. Negotiations with the Owners for and documentation and execution of an option to lease ("Lease Option") the Mecca Project Site which Lease Option shall include, among other things, the definitive lease ("Lease") of the Mecca Project Site to be executed by Owners and Calpine or an Affiliate if Calpine or an Affiliate should exercise the Lease Option;

          4.2. Negotiations with the Owners for and documentation and execution of an agreement ("Tero Agreement") regarding the employment of labor in connection with the construction of the Mecca Power Project;

          4.3. Negotiations with the Owners for and documentation and execution of an agreement ("Sales Tax Agreement") regarding the payment of sales, use or other comparable taxes in connection with the purchase and placement of equipment for the Mecca Power Project;

          4.4. Negotiations with the Owners for and documentation and execution of an agreement ("Franchise Fee Agreement") regarding the payment by the owner/operator of the Mecca Power Project of an annual fee for the operation of the Project;

          4.5. Negotiations with the Owners for and documentation and execution of an agreement or agreements ("Community Development Agreement(s)") regarding payments for construction by the developer of the Mecca Power Project of community services and facilities benefiting the Owners;

          4.6. Negotiations with the Owners and/or such other interested parties as may be deemed necessary or desirable by Calpine for the purpose of evaluating the Mecca Project Site, completing a feasibility study, and otherwise structuring, planning, and organizing implementation of the Mecca Power Project throughout the development and construction period until the Commercial Operation Date;

Adair's  assistance and cooperation hereunder shall include, without limitation:
(i) introduction of Calpine representatives and agents to the Owners' representatives and to the representatives of other interested parties with whom discussions and/or negotiations are deemed by Calpine necessary or desirable for purposes of Site Development; (ii) scheduling and, if requested by Calpine, attending and participating in meetings related to Site Development; (iii) using its best efforts to secure on terms favorable to and acceptable by Calpine or an Affiliate the Definitive Owner Agreements and such other agreements as may be necessary or deemed by Calpine desirable to implement the Mecca Power Project; and (iv) otherwise taking such actions as may be reasonably requested by Calpine or an Affiliate for the purpose of Site Development and for the purpose of siting, permitting, financing and constructing a merchant power plant on the Mecca Project Site.

     5.     Expenses. Each Party shall bear its own direct and internal expenses
            --------
incurred in connection with the Site Development and in discharging its obligations pursuant to this Agreement; provided, however, that Calpine shall pay all third party expenses for consultants, testing of the Mecca Project Site, and as required to prepare the Definitive Owner Agreements. Adair shall not incur any third party expense for which Calpine is liable hereunder without first obtaining Calpine's written approval of such expense. Each party shall bear its own legal expenses incurred in connection with the preparation and implementation of this Agreement.

      6.     Development Fee and Consulting Contract.  In consideration  of  the
             ---------------------------------------
faithful and timely performance of its duties and obligations under this Agreement, Adair shall be paid a fee ("Development Fee") in the amount of One Million Dollars ($1,000,000). The Development Fee shall be due and payable in two (2) equal installments of Five Hundred Thousand Dollars ($500,000) each. The first installment shall be paid at Financial Closing of the Mecca Power Project and the second installment shall be paid on the Commercial Operation Date. Adair's right to receive the Development Fee is expressly conditioned upon Financial Closing and Commercial Operation occurring for the Mecca Power Project. For no longer than, the duration of the Project Development Period, Adair shall, for a fee, consult with Calpine to assist with project development, -tribal negotiations, and permitting. Adair shall be paid a monthly retainer of $12,000 in exchange for 100 hours per month of support from John Adair, Jalal Alghani and Dennis Lambert. All hours over 100 per month will be billed at a rate of $100 per hour up to a maximum of $15,000 per month, including the monthly retainer.

     7.     Contingent  Royalty  Interest  Note. In further consideration of the
            -----------------------------------
faithful and timely performance of its duties and obligations under this Agreement, Adair shall be issued a Contingent Royalty Interest Note which shall pay Adair a royalty interest equal to 3% of the Project's earnings before interest, taxes and depreciation (EBITDA) for years 1 through 7 of Commercial Operations, 3.5% of the Project's EBITDA for years 8 through 15 of Commercial Operations and 4.0% of the Project's EBITDA for years 16 through 20 of Commercial Operations. Payments will commence following the first full calendar quarter after the Commercial Operation Date of the Mecca Power Project and will continue each successive quarter thereafter until the twentieth (20th) anniversary of the Commercial Operation Date of the Mecca Power Project.

Adair's right to receive the royalty interest or power production fee is expressly conditioned upon commencement of Commercial Operation of the Mecca Power Project.


     8.     Power  Purchase  Agreement.  At  or  before Financial Closing, Adair
            --------------------------
shall have the opportunity to purchase up to 20% of the output of the Mecca Power Project under a long-term power sales agreement with Calpine ("Power Purchase Agreement"). The terms of the Power Purchase Agreement and associated power purchase prices will be negotiated during the project development period and will be determined as project costs and operations become more defined. Power purchase prices shall be at a discount to prevailing market prices and shall approximate the fuel, operations and maintenance, financing and management expenses for the Project. Adair's right to enter into a Power Purchase Agreement is expressly conditioned upon commencement of Commercial Operation of the Mecca Power Project. The Power Purchase Agreement will permit Adair to assign its rights thereunder subject to Calpine's approval, which shall not be unreasonably withheld, and subject to a right of first refusal in favor of Calpine.

     9.     Exclusivity. During the Term of this Agreement, the Parties agree to
            -----------
associate exclusively together for the purpose of furthering the potential development of the Mecca Power Project on the Mecca Project Site.

      10.     Confidentiality. The Parties specifically agree that the terms of
              ---------------
this Agreement, of the Definitive Owner Agreements, of any other agreements entered into in connection with the Mecca Power Project, and all information developed by or at the direction of either of the Parties in determining the feasibility of the Mecca Power Project and the Mecca Project Site are Confidential Information for purposes of this Agreement. All Confidential Information received from a Party or its Affiliates shall be held in strict confidence by the other Party and shall not be disclosed to any third party except as may be reasonably required for the performance and fulfillment of this Agreement. Confidential Information shall be used by the receiving Party and its Affiliates only with regard to the Mecca Power Project and shall not be used for any other purpose. Notwithstanding the foregoing, such obligations of confidentiality shall not apply to any Confidential Information that: (i) is in or enters the public domain through no fault of the receiving Party; ii) was in the possession of the receiving Party prior to receipt under this Agreement;
(iii) corresponds in substance to information heretofore or hereafter furnished by third parties to the receiving party without restriction on disclosure; or
(iv) must be disclosed pursuant to applicable law or an order of any court or governmental body. Upon expiration or other termination of this Agreement, all Confidential Information shall be returned to the Party from whom received, or shall be destroyed with an appropriate assurance that any and all copies thereof have been destroyed, or shall be retained by the receiving Party subject to the confidentiality, non-disclosure and use restrictions of this Section. Notwithstanding anything to the contrary in this Agreement, this Section shall be of no further force or effect, however, with respect to Confidential Information, from and after the date that is three (3) years following the date of initial disclosure of such Confidential Information to the receiving Party.

     11.    Calpine Termination. If  at any time Calpine, in its reasonable good
            -------------------
faith discretion, shall determine that the Mecca Power Project is not feasible and/or does not satisfy its criteria for the development and operation of a merchant power plant, Calpine may, by written notice to Adair ("Calpine Notice of Termination"), terminate this Agreement. If Calpine gives a Calpine Notice of Termination, this Agreement shall terminate at midnight on the tenth (10th) calendar day after such Notice is given and the Parties shall have no further rights or obligations hereunder except for such obligations as by the terms of this Agreement expressly survive termination. If Calpine gives a Calpine Notice of Termination, Adair shall be free to pursue development of the Mecca Power Project alone or with others, independently of Calpine, and Calpine shall have no further rights hereunder.

     12.     Adair  Termination.  If  at  any time Adair, in its reasonable good
             ------------------
faith discretion, shall determine that the Mecca Power Project is not feasible and/or does not satisfy its criteria for the development and operation of a merchant power plant, Adair may, by written notice to Calpine ("Adair Notice of Termination "), terminate this Agreement. If Adair gives an Adair Notice of Termination, this Agreement shall terminate at midnight on the tenth (10th) calendar day after such Notice~ is given and the Parties shall have no further rights or obligations hereunder except for such obligations as by the terms of this Agreement expressly survive termination. If Adair gives an Adair Notice of Termination, Calpine shall be free to pursue development of the Mecca Power Project alone or with others, independently of Adair, and Adair shall have no further rights hereunder, including, but not limited to, the right to the Development Fee, the right to consulting fees, the right to the Contingent Royalty Interest Note or the right to enter into the power sales agreement. If Adair withdraws from the Mecca Power Project, within five (5) days after written demand from Calpine, Adair shall execute and deliver to Calpine an assignment, in form reasonably satisfactory to Calpine, of all of its right, title and interest in and to any and all agreements, studies, and other work product of its Site Development activities hereunder (including, but not limited to, the Initial Owner Agreement) together with all such original agreements, studies, and work products. This obligation shall survive the termination of this Agreement.

     13.     Liability.
             ----------

          13.1. Indemnification.  To  the fullest extent permitted by applicable
                ---------------
law, each Party shall indemnify, defend and hold harmless the other Party, its officers, directors, employees and representatives with respect to (i) any and all claims made against any of them by any person or persons claiming, by or through such indemnifying Party or as a result of any action by the indemnifying Party, the identifying party's interest in this Agreement, and the identifying party's interest in the Mecca Power Project, or an entitlement to payment of fees, reimbursement of costs or other amounts in connection with the Site Development to which interest or claim the other Party has not consented or approved, or agreed to hereunder, and (ii) any liability, damage, cost or expense, including court costs and reasonable attorneys' fees, in connection with any third party claim arising from the negligence, willful misconduct or breach of this Agreement by the indemnifying Party or its Affiliates; provided, however, that neither Party shall have any indemnification obligations hereunder to the extent any such claim, liability, damage, cost or expense is caused by or arises from an indemnified Party's fault or negligence.

          13.2. Limitation  of Liability.  In no event shall either Party or its
                ------------------------
Affiliates have any liability to the other Party or its Affiliates for any monetary loss or damages arising out of or in connection with the activities performed under this Agreement and each Party hereby expressly releases the other Party and its Affiliates from any such liability. Without limiting the generality of the foregoing, neither Party shall be liable for damages for failure to accomplish the Site Development tasks assigned to it hereunder, failure to obtain sufficient debt and equity financing for the Mecca Power Project, or failure for any reason to achieve the Financial Closing of the Mecca Power Project. In no event shall either Party or its Affiliates, or their officers, directors, employees or representatives, be liable hereunder for consequential, special or indirect loss or damage, including loss of profit, loss of revenue or any other special or incidental damages, and each Party hereby expressly releases the other Party, its Affiliates, and their officers, directors, employees and representatives therefrom.

          13.3. Intent of the Parties. The Parties intend that the releases from
                ---------------------
liability, disclaimers of liability and limitations on liability set forth in this Section 13 shall apply whether in contract, tort or otherwise, even in the event of the fault, negligence, strict liability, or breach of contract of the Party release or whose liability is disclaimed or limited, shall extend to such Party's Affiliates and to its and their officers, directors, employees and representatives, and shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement. The Parties also intend and agree that the indemnification provisions set forth in SECTION 13.1 and
SECTION 15.2 shall survive the expiration or other termination of this Agreement, or the withdrawal of a Party from the Mecca Power Project hereunder, with respect to events, occurrences and claims arising on or before such expiration, other termination or withdrawal.

     14.     Notices
             -------

             14.1.  Writing. Any notice, invoice, demand, offer or other written
                    -------
instrument required or permitted to be given pursuant to this Agreement (unless expressly permitted to be sent electronically) shall be in writing signed by the Party giving such notice and shall, to the extent reasonably practicable, be sent by telefax, and if not reasonably practicable to send by telefax, then by hand delivery, overnight courier, or registered mail, to the other Party at the address set forth below:

                    If  delivered  to  Adair:
                    -------------------------

                    Adair  International  Oil  and  Gas,  Inc.
                    3000  Richmond  Ave.,  Suite  100
                    Houston,  Texas  77098
                    Telephone:  (713) 621-8241
                    Fax:  (713) 621-8240
                    Attention:  John  Adair


                    If  delivered  to  Calpine:
                    ---------------------------

                    Calpine  Corporation
                    6700  Koll  Center  Parkway
                    Pleasanton,  CA  94566
                    Telephone:  (925) 600-2000
                    Fax:  (925) 600-8925
                    Attention:  Business  Development  Department

                    with  a  copy  to:

                    Calpine  Corporation
                    50  West  San  Fernando  Street
                    San  Jose,  CA  95113
                    Telephone:  (408) 995-5115
                    Fax:  (408) 975-4648
                    Attention:  General  Counsel

Each Party shall have the right to change the place to which notice shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

             14.2.     Timing  of  Receipt. Without limiting any other means  by
                       -------------------
which a Party may be able to prove that a notice has been received by the other Party, a notice shall be deemed to be duly received:

                  (a) If delivered by hand or overnight courier, the date when left at the address of the recipient;

                  (b) If sent by registered mail, the date of the return receipt; or

                  (c) If sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine form which the telefax was sent indicating that the telefax was sent in its entirety to the recipient's telefax number.

In any case hereunder in which a Party is required or permitted to respond to a notice from the other Party within a specified period, such period shall run from the date on which the notice was deemed received as above provided, and the response shall be considered to be timely given if given as above provided by the last day of such, period.

     15.     Miscellaneous.
             --------------

          15.1.  Relationship  of  the  Parties.  It is agreed and understood by
                 ------------------------------
the Parties that this Agreement shall not constitute or create a joint venture, partnership or legal entity of any kind or any other similar arrangement between the Parties. Except where otherwise expressly approved by the other Party, each Party shall act hereunder only on an individual and several basis and shall not be authorized to act as agent or representative of the other Party nor have the power or authority to bind the other Party for any purpose. No Party shall so bind the other Party or represent to anyone that it has the authority to bind such other Party or make any other representation about or on behalf of such other Party.

          15.2. Compliance  with  Laws.  Each  Party  in  its  Site  Development
                ----------------------
activities hereunder shall comply with all applicable laws, regulations, and orders of any governmental or regulatory authority having jurisdiction with respect to the Mecca Power Project, and each Party shall indemnify, defend and hold harmless the other Party from any costs, claims, damages, penalties or liability arising as a result of such Party's failure to comply therewith.

          15.3. Entire  Agreement; Amendment.  This  Agreement  constitutes  the
                ----------------------------
entire agreement between the Parties as of the Effective Date with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements, understandings and representations relating thereto, including the Letter Agreement; provided, however, notwithstanding the foregoing, that certain Confidentiality and Non-Disclosure Agreement dated as of February 11, 1999 by and between the Parties shall not be superseded by this Agreement and shall remain in full force and effect in accordance with the terms thereof. This Agreement may not be amended, modified or changed except as mutually agreed in a writing executed by both Parties and specifying that such writing is intended to be an amendment to this Agreement.

          15.4. Joint  Effort.  Preparation of  this  Agreement has been a joint
               --------------
effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

          15.5. Captions.  The  captions  contained  in  this  Agreement are for
                --------
convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

          15.6. Severability. The invalidity of one or more phrases, sentences,.
                -----------
clauses, or Sections contained in this Agreement shall not affect the validity of the remaining portions of the Agreement so long as the material purposes of this Agreement can be determined and effectuated.

          15.7. No Waiver.  Any  failure  of  either Party to enforce any of the
                ---------
provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each of such provisions.

          15.8. Applicable Law.  This  Agreement shall be governed by, construed
                --------------
and enforced in accordance with the Laws of the State of California, exclusive of conflicts of laws provisions, and any action brought pursuant to or in connection with this Agreement shall be venued in California.

          15.9. Counterparts.  This  Agreement  may  be  signed in any number of
                ------------
counterparts and each counterpart shall represent a fully executed original as if signed by both patties.

          15.10. Survival.  The provisions of Sections 10, 13, and 15.12 of this
                 --------
Agreement shall survive the expiration or earlier termination of this Agreement for the terms specified therein, if any, and otherwise indefinitely.

          15.11.  Further  Assurances.  Each Party agrees to execute and deliver
                  -------------------
all further instruments and documents, and take all further action not inconsistent with the provisions of this Agreement that may be reasonably necessary to complete performance of the Parties' obligations hereunder and to effectuate the purposes and intent of this Agreement.

          15.12. Third Parties.  Except  as otherwise expressly provided in this
                 -------------
Agreement with respect to indemnified persons, nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any person who is not a Party to this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as follows:

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Calpine Corporation, a Delaware corporation    Adair International Oil and Gas,
                                               Inc., a Texas corporation


By:  /s/  JACOB  M.  RUDISILL                  By:  /s/  John W. Adair
-----------------------------                  -------------------------------
Its:  VICE PRESIDENT                           Its:  Chairman, C.E.O.
-----------------------------                  -------------------------------